NEWS RELEASE

25 Sawyer Passway ● Fitchburg, Massachusetts 01420

FOR IMMEDIATE RELEASE

Exhibit 99.01

Micron Solutions, Inc. Appoints
Rodd E. Friedman to its Board of Directors

FITCHBURG, MA, July 24, 2017 – (GLOBALNEWSWIRE) – Micron Solutions, Inc. (NYSE MKT:MICR) (the “Company”), announced today the appointment of Mr. Rodd E. Friedman to its Board of Directors, effective July 21, 2017.    Mr. Friedman will be a Class II director with his term expiring at the 2018 annual meeting.  The Company’s Board now consists of seven directors, six of whom are independent.

Mr. Friedman is the founder and managing member of REF Securities & Co. (“REF”), a private investment firm.  Mr. Friedman and REF currently own approximately 13% of the common stock of the Company.  REF also is the holder of $100,000 of the subordinated promissory notes issued by the Company in December 2013 and 20,000 warrants to purchase common stock.  REF has been principally engaged in investing in public and private equities and derivatives since 1991.   Prior to founding REF, Mr. Friedman was employed as an option trader at O’Connor and Associates, a market maker on the American Stock Exchange. Mr. Friedman received a Bachelor of Science in Finance from NYU Stern School of Business.

The Company also announced the engagement of Bonifacio Consulting Services, LLC (“BCS”), a manufacturing consultancy firm with a focus on plastics, medical devices, contract manufacturing and outsourcing.  BCS has been engaged to analyze and benchmark the Company’s operations, suggest business development strategies, and improve operating performance.

Mr. Friedman commented, "I look forward to working with the Board of Directors of Micron Solutions.  Hiring Bonifacio Consulting is the first step in our collective goal to improve shareholder value."

About Micron Solutions, Inc.
Micron Solutions, Inc., through its wholly-owned subsidiary, Micron Products, Inc., is a diversified contract manufacturing organization that produces highly-engineered, innovative medical device technologies requiring precision machining and injection molding.  The Company also manufactures components, devices and equipment for military, law enforcement, industrial and automotive applications.  In addition, the Company is a market leader in the production and sale of silver/silver chloride coated and conductive resin sensors used as consumable component parts in the manufacture of integrated disposable electrophysiological sensors.  The Company’s strategy for growth is to build a best-in-class quality organization and capitalize on its engineering design expertise and reliable, proprietary manufacturing processes to further penetrate the medical device contract manufacturing market.

The Company routinely posts news and other important information on its websites:
http://www.micronsolutionsinc.com, http://www.micronproducts.com

Safe Harbor Statement
Forward-looking statements made herein are based on current expectations of Micron Solutions, Inc. (“our” or the “Company”) that involve a number of risks and uncertainties and should not be considered as guarantees of future performance. The factors that could cause actual results to differ materially include whether BCS will be effective in carrying out its responsibilities and our ability to

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Micron Solutions, Inc. Announces Appointment of New Director
July 24, 2017

successfully implement suggested strategies and improve operations, our ability to retain order volumes from customers who represent significant proportions of net sales; our ability to maintain our pricing model, offset higher costs with price increases and/or decrease our cost of sales; variability of customer delivery requirements; the level of sales of higher margin products and services; our ability to manage our level of debt and provisions in the debt agreements which could restrict our ability to implement strategic changes ; failure to comply with financial and other covenants in our credit facility; volatility in commodity and energy prices and our ability to offset higher costs with price increases; continued availability of supplies or materials used in manufacturing at competitive prices; variability of customer delivery requirements; variations in the mix of products sold; and the amount and timing of investments in capital equipment, sales and marketing, engineering and information technology resources.  More information about factors that potentially could affect the Company's financial results is included in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.

Contact:

Mr. Derek T. Welch
Chief Financial Officer
978-345-5000